EXHIBIT 1.1

5,750,000 Shares

ATP Oil & Gas Corporation

Common Stock

UNDERWRITING AGREEMENT

November 15, 2007

JOHNSON RICE & COMPANY L.L.C.

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

HOWARD WEIL INCORPORATED

Energy Centre

1100 Poydras Street, Suite 3500

New Orleans, Louisiana 70163

Ladies and Gentlemen:

Introductory. ATP Oil & Gas Incorporation, a Texas corporation (the “Company”), confirms its agreement with Johnson Rice & Company L.L.C. and Howard Weil Incorporated (the “Underwriters”), with respect to the issue and sale by the Company and the purchase by the Underwriters of an aggregate of 5,000,000 shares (the “Firm Shares”) of the common stock, par value $0.001 per share (the “Shares”), of the Company. In addition, T. Paul Bulmahn (the “Selling Shareholder”) has granted to the Underwriter an option to purchase up to 750,000 Shares (the “Optional Shares”), as provided in Section 3. The Firm Shares to be purchased by the Underwriters, together with the Optional Shares, if purchased, are hereinafter collectively called the “Offered Shares.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-146588), including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the prospectus and exhibits thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” The prospectus supplement to be filed promptly after the date hereof describing the Offered Shares and the offering thereof (the “Prospectus Supplement”), together with the Base Prospectus, in the form first made available to the Underwriters by the Company to confirm sales of the Offered Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is referred to herein as the “Prospectus.” As used herein, “Applicable Time” is 11:00 AM (New York time) on November 15, 2007. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the

Base Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified on Schedule A, which information may be conveyed orally by the Underwriters to purchasers of the Offered Shares at the Applicable Time. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents incorporated and deemed to be incorporated by reference therein. All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 4(n) of this Agreement. All references in this Agreement to financial statements and schedules and other information that are “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.

The Company and the Selling Shareholder hereby confirms their agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

A. Compliance with Registration Requirements. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. The Registration Statement and any post-effective amendment thereto, at the time it became effective and at the First Closing Date (as defined in Section 3) and, if applicable, as of each Option Closing Date (as defined in Section 3), complied and, as amended or supplemented, if applicable, will, as of the date of such amendment or supplement, as applicable, comply in all material respects with the Securities Act and did not and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Prospectus does not, and at the time of each sale of the Offered Shares in connection with the offering and at the First Closing Date (as defined in Section 3) and, if applicable, as of each Option Closing Date (as defined in Section 3), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Underwriter will notify the Company within a reasonable time prior to any sale occurring other than at the Applicable Time. The Base Prospectus, as of its date, did not, and at the First Closing Date (as defined in Section 3) and, if applicable, as of each Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the four immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus or Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in Section 10(C) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

The Company meets, and at the time the Registration Statement was originally declared effective the Company met, the applicable requirements for use of Form S-3 under the Securities Act. The Company also meets the requirements for use of Form S-3 under the Securities Act referenced in Conduct Rule 2710(b)(7)(C)(i) of the Financial Industry Regulatory Authority (“FINRA”).

The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the facts required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. The Time of Sale Prospectus complies in all material respects with the requirements of the Securities Act and, as of its date and at the First Closing Date and, if applicable, as of each Option Closing Date. Except for the free writing prospectuses, if any, identified on Schedule A, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriters, prepare, use or refer to, any free writing prospectus.

B. Offering Materials Furnished to the Underwriters. The Company has delivered to each of the Underwriters conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, Time of Sale Prospectus, the Prospectus, as amended or supplemented, and any free writing prospectuses reviewed and consented to by the Underwriters, in such quantities and at such places as the Underwriters have reasonably requested.

C. Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 3 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than the Time of Sale Prospectus, the Prospectus or the Registration Statement or any other document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act.

D. Independent Accountants. Deloitte & Touche LLP are independent accountants with respect to the Company as required by the Securities Act and the rules and regulations thereunder.

E. Financial Statements. The consolidated financial statements of the Company filed with the Commission as a part of or incorporated by reference into the Registration Statement, the Prospectus and Time of Sale Prospectus present fairly in all material respects the financial condition of the Company as of and at the dates indicated, and the consolidated statements of operations, cash flows and comprehensive income of the Company for the periods specified. Except as otherwise disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent disclosed in the notes thereto. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and either the Prospectus or the Time of Sale Prospectus that are not included as required.

F. Reserve Report Data. The oil and gas reserve estimates of the Company contained or incorporated by reference into the Registration Statement and included in the Prospectus and Time of Sale Prospectus have been prepared by independent reserve engineers in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company at the dates indicated. Other than production of the reserves in the ordinary course of business and intervening product price fluctuations described in the Registration Statement, Prospectus and Time of Sale Prospectus, the Company is not aware of any facts or circumstances that would cause a Material Adverse Change in the reserves or the present value of future net cash flows therefrom as described in the Registration Statement, Prospectus or Time of Sale Prospectus.

G. No Material Adverse Change in Business. Except as disclosed in the Time of Sale Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Prospectus, there has been no (i) material adverse change in the condition, financial or otherwise, or in the earnings, business or results of operations of the Company and its Subsidiaries taken as a whole (the “Enterprise”), whether or not arising in the ordinary course of business (a “Material Adverse Change”), (ii) transaction which is material to the Enterprise, (iii) change in the capital stock of the Company or any Subsidiary, (iv) material change in the outstanding indebtedness of the Company or any Subsidiary or (v) dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

H. Good Standing of the Company and its Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas and has the requisite corporate power and authority to own its properties and to otherwise conduct its business as described in the Registration Statement, Prospectus and Time of Sale Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Change. Except as otherwise set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity. Each of the Company’s subsidiaries (each, a “Subsidiary,” and together, the “Subsidiaries”), as such term is defined in Rule 1-02 of Regulation S-X of the Commission (“Regulation S-X”), is identified in Schedule B to this Agreement. Each Subsidiary has been duly formed and is validly existing as a business entity in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus, and is duly qualified as a foreign business entity (corporate or otherwise) to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change. All of the issued and outstanding equity interests of each Subsidiary has been duly authorized and validly issued, and are fully paid and non-assessable; except as otherwise disclosed in the Time of Sale Prospectus, all such equity interests are wholly owned by the Company, directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

I. Capitalization. The authorized capital stock of the Company and the issued and outstanding capital stock of the Company as of November 13, 2007, are as set forth on Schedule C. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company. The capital stock of the Company conforms in all material respects to the description contained in the Time of Sale Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement, Prospectus or in the Time of Sale Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

J. Other Securities. Except as disclosed in the Time of Sale Prospectus or for grants under the Company’s stock option, stock bonus and other stock plans or arrangements , there are no outstanding (i) securities or obligations of the Company or any Subsidiary convertible into or exchangeable for any equity interests of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any equity interests or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

K. Stock Exchange Listing. The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Global Select Market.

L. Authorization of Agreement and Binding Effect. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

M. Compliance with Laws. The Company and each Subsidiary are in compliance with all laws as in effect on the date hereof applicable to the conduct of their business or operations, or applicable to their employees, except where the failure to be in compliance would not reasonably be expected to cause a Material Adverse Change. None of the Company or any Subsidiary has received notice of any violation of any law, or any potential liability under any law, relating to the operation of its business or to its employees or to any of the assets, operations, processes, employees or products of the Company or any Subsidiary.

N. Authorization and Description of Offered Shares. The Offered Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement. When the Company issues and delivers the Offered Shares pursuant to this Agreement against payment of the consideration set forth herein, the Offered Shares will be validly issued, fully paid and non-assessable. The issuance by the Company of the Offered Shares is not subject to preemptive or other similar rights of any security holder of the Company.

O. Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws, limited partnership agreement or limited liability company agreement, as applicable, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except, in the case of clause (ii), for any defaults which, singularly or in the aggregate, would not reasonably be expected to result in a Material Adverse Change; and the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and in the Time of Sale Prospectus including the sale of the Offered Shares, and the compliance by the Company with its obligations under this Agreement (except as contemplated by the Time of Sale Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to the Agreements and Instruments except for such conflicts, breaches, defaults, liens, charges or encumbrances which, singularly or in the aggregate, would not result in a Material Adverse Change, nor will such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Company or related constituent document of any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations.

P. Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its Subsidiaries, principal operators, contractors, suppliers or customers, which, in any such case, would result in a Material Adverse Change.

Q. Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed in the Time of Sale Prospectus), or which might result in a Material Adverse Change, or which might materially and adversely affect the properties or assets of the Enterprise or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

R. Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how, confidential information, trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own or possess, or have the ability to acquire on reasonable terms such Intellectual Property would not, singularly or in the aggregate, reasonably be expected to cause a Material Adverse Change. Neither the Company nor any Subsidiary has received any notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property that if determined adversely to the Company would, singly or in the aggregate, result in a Material Adverse Change.

S. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, or in connection with the performance by the Company of its obligations with respect to the offering or sale of the Offered Shares under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder or state securities laws or by The NASDAQ Stock Market.

T. No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any Subsidiary has taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.

U. Possession of Licenses and Permits. The Company and each Subsidiary possess such permits, licenses, certificates, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local or foreign regulatory bodies necessary for the ownership of their respective assets and to conduct the business now operated by them, except where the failure to have obtained the same would not cause a Material Adverse Change. The Company and each Subsidiary are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not reasonably be expected to, singly or in the aggregate, cause a Material Adverse Change. Neither Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Change.

V. Properties. Except as otherwise set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus or such as in the aggregate does not now cause or will in the future cause a Material Adverse Change, the Company has title to its properties as follows: (a) with respect to its wells (including leasehold interests and appurtenant personal property) and its non-producing oil and gas properties (including undeveloped locations on leases held by production and those leases not held by production), such title is valid and defensible and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions, (b) with respect to its non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the Company’s acquisition thereof; (c) with respect to its real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions; and (d) with respect to its personal property other than that appurtenant to its oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions. No real property owned, leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company as presently conducted or as the Registration Statement, the Prospectus or the Time of Sale Prospectus indicates it contemplates conducting, except as may be described in the Registration Statement, the Prospectus or the Time of Sale Prospectus or such as in the aggregate do not now cause and will not in the future reasonably be expected to cause a Material Adverse Change.

W. Insurance. Except as otherwise set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus, the Company and each Subsidiary are insured by insurers against such losses and risks and in such amounts as are adequate for the conduct of their businesses and as are customary for the business in which they are engaged; all such policies of insurance insuring the Company and each Subsidiary are in full force and effect and the Company and each Subsidiary has not received notice of the non-renewal of its existing insurance coverage as and when such coverage expires. Except as otherwise set forth in the Registration Statement, the Prospectus or the Time of Sale Prospectus, there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

X. Taxes. The Company and each of the Subsidiaries has filed on a timely basis all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to cause a Material Adverse Change) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not cause a Material Adverse Change.

Y. Investment Company Act. Neither the Company nor any Subsidiary is required, and upon the sale of the Offered Shares as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will not be required, to register as an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

Z. Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or any Subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any Subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, cause a Material Adverse Change. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company or any Subsidiary, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any Subsidiary or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any Subsidiary (or, to the knowledge of the Company, any of its predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Change. Except as set forth in the Time of Sale Prospectus, neither the Company nor any Subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

AA. Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement, except for such rights as have been duly waived.

BB. Internal Accounting. Subject to such exceptions, if any, as could not reasonably be expected to cause a Material Adverse Change, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

CC. Illegal Payments. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

DD. Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission and the date of the Time of Sale Prospectus; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves executive officers or other employees who have a significant role in the Company’s internal control over financial reporting. The audit committee of the Company’s board of directors and the Company’s independent registered public accounting firm have been made aware of any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

DD. Brokers. Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares.

EE. ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Company and the Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any Subsidiary maintains and is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one of the Subsidiaries is in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not cause a Material Adverse Change; and neither the Company nor any Subsidiary has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

FF. Margin Securities. The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Offered Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

Section 2. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents, warrants and covenants to the Underwriters as follows:

A. Authorization of Agreement and Binding Effect. This Agreement has been duly executed and delivered by the Selling Shareholder and constitutes a valid and binding obligation of the Selling Shareholder enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor’s rights generally, and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.

B. Ownership of Optional Shares. The Selling Shareholder is the beneficial owner of the Optional Shares free and clear of all liens, encumbrances, equities and claims and, where applicable, has duly endorsed the Optional Shares in blank, and, assuming that the Underwriters acquire their interest in the Optional Shares without notice of any adverse claim (within the meaning of the Uniform Commercial Code of the State of New York (“UCC”)), the Underwriters that have purchased the Optional Shares delivered on the First Closing Date (or the applicable Option Closing Date), to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had the Optional Shares credited to the securities account or accounts of the Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the Optional Shares purchased by the Underwriters, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriters with respect to the Optional Shares.

C. Title and Delivery of the Optional Shares. The Selling Shareholder has the legal right and power to sell, transfer and deliver all of the Optional Shares and to comply with its other obligations hereunder.

D. No Price Stabilization or Manipulation; Compliance with Regulation M. The Selling Shareholder has not taken, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Optional Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

E. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Selling Shareholder of its obligations hereunder, or in connection with the offering or sale of the Optional Shares under this Agreement or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or the regulations promulgated thereunder, state securities laws or by FINRA.

F. Absence of Defaults and Conflicts. Neither the sale of the Optional Shares by the Selling Shareholder nor the consummation of any other of the transactions herein contemplated by the Selling Shareholder or the fulfillment of the terms hereof by the Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which the Selling Shareholder is a party or bound, or any judgment, order or decree applicable to the Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Shareholder.

G. Selling Shareholder Information. In respect of any statements in or omissions from the Registration Statement or the Time of Sale Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Shareholder specifically for use in connection with the preparation thereof, such information does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such statements not misleading.

H. No Registration, Pre-emptive, Co-Sale or Other Similar Rights. The Selling Shareholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement except to the extent exercised and so included or hereby waived with respect to this offering, (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement, except for such rights as the Selling Shareholder has waived prior to the date hereof and as have been described in the Registration Statement and Time of Sale Prospectus, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those, in each instance, described in the Registration Statement and the Time of Sale Prospectus.

I. No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Shareholder of the Optional Shares.

J. Distribution of Offering Materials by the Selling Shareholder. The Selling Shareholder has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the Underwriters under Section 3 and (ii) the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Time of Sale Prospectus or the Registration Statement.

The Selling Shareholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 8 hereof, counsel to the Selling Shareholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 3. Purchase, Sale and Delivery of the Offered Shares.

A. The Firm Shares. The Company agrees to issue and sell to the Underwriters an aggregate of 5,000,000 Firm Shares upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each Underwriter agrees, severally and not jointly, to purchase from the Company all of the Firm Shares. The purchase price to be paid by the Underwriters to the Company for the Firm Shares shall be $45.355 per share.

B. The First Closing Date. Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Porter & Hedges, L.L.P. (or such other place as may be agreed to by the Company and the Underwriters) at 9:00 a.m. Houston time, on November 20, 2007, or such other time and date as shall be agreed upon by the Underwriters and the Company (the time and date of such closing are called the “First Closing Date”).

C. The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Selling Shareholder hereby grants an option to the Underwriters to purchase up to an aggregate of 750,000 Optional Shares from the Selling Shareholder at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriter solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Underwriters to the Company and the Selling Shareholder, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Shares are to be registered and (iii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Underwriters and shall not be earlier than two or later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares purchased by such Underwriter bears to the total number of Firm Shares. The Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Shareholder.

D. Public Offering of the Offered Shares. The Underwriters hereby advises the Company and the Selling Shareholder that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Time of Sale Prospectus and the Prospectus, the Offered Shares as soon after this Agreement has been executed as the Underwriters, in their judgment, have determined is advisable and practicable.

E. Payment for the Offered Shares. Payment for the Firm Shares shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Company. Payment for the Optional Shares shall be made at the First Closing Date or the applicable Option Closing Date, as the case may be, by wire transfer of immediately available funds to the order of the Selling Shareholder. The Selling Shareholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Optional Shares to the Underwriter, or otherwise in connection with the performance of the Selling Shareholder’s obligations hereunder.

It is understood that the Underwriters have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares that the Underwriters have agreed to purchase. The Underwriters may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

F. Delivery of the Offered Shares. The Company, through the facilities of DTC, shall deliver, or cause to be delivered, to the Underwriter the Firm Shares at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Selling Shareholder, through the facilities of DTC, shall deliver, or cause to be delivered, to the Underwriters, the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. At least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be), the Company, and if applicable the Selling Shareholder, shall authorize the Transfer Agent to arrange for the delivery of the Offered Shares in accordance with the provisions of this Section 3(F). The Offered Shares shall be registered in such names and denominations as the Underwriters shall have requested at least one business day prior to the First Closing Date (or the applicable Option Closing Date, as the case may be). Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 4. Additional Covenants of the Company. The Company further covenants and agrees with the Underwriters as follows:

A. Delivery of Time of Sale Prospectus and Prospectus. Upon request, the Company shall furnish to the Underwriters, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(E) or Section 4(G) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto as the Underwriters may reasonably request.

B. Underwriters’ Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Underwriters for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the consent of the Underwriters, and shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

C. Free Writing Prospectuses. The Company shall furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and shall not use or refer to any proposed free writing prospectus to which the Underwriters reasonably object.

D. Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that the Underwriter otherwise would not have been required to file thereunder.

E. Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, including the Securities Act, the Company shall (subject to Sections 4(B) and 4(C)) forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act.

F. Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to the Time of Sale Prospectus, any free writing prospectus or the Prospectus or of any order preventing or suspending the use of the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange or automated quotation system upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 433, 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rules 424(b) or 433 were received in a timely manner by the Commission.

G. Amendments and Supplements to the Prospectus and Other Securities Act Matters. If the delivery of a prospectus is required at any time after the date hereof and if at such time any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriters or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, including the Securities Act, the Company agrees to promptly prepare (subject to Section 4(B) and 4(C)), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the consent of the Underwriters to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Sections 4(B) or (C).

H. Blue Sky Compliance. The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Underwriters promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

I. Use of Proceeds. The Company shall use the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

J. Transfer Agent. The Company shall continue to engage and maintain, at its expense, a registrar and transfer agent for the Shares (the “Transfer Agent”).

K. Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

L. Periodic Reporting Obligations. The Company, during the period when the Prospectus is required to be delivered under the Securities Act, shall file, on a timely basis, with the Commission and, where required, The Nasdaq Global Select Market all reports and documents required to be filed under the Exchange Act.

M. Listing. The Company will use commercially reasonable efforts to effect and maintain the inclusion and quotation of the Shares, including the Offered Shares, on The Nasdaq Global Select Market unless and until such security is listed on another exchange or automated quotation system of at least comparable reputation.

N. Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Underwriters an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriters, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriters, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

O. Agreement Not to Offer or Sell Additional Shares. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the Underwriters (which consent may be withheld at the discretion of the Underwriters), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Shares, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares); provided, however, that (1) the Company may issue Shares or options to purchase its Shares, or Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus or any amendment to or replacement of such plan, (2) file one or more registration statements on Form S-8 or amendments thereto relating to the issuance of Shares or the issuance and exercise of options to purchase Shares granted under the employee benefit plans of the Company existing on the date of the Prospectus or any amendment to or replacement of such plan, (3) the Company may issue shares upon the exercise of warrants outstanding on the date hereof and (4) the Company may file one or more registration statements under the Securities Act or amendments thereto relating to any registration rights held by persons other than those securityholders listed in Section 8(H) of this Agreement.

P. Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act.

Q. No Stabilization or Manipulation; Compliance with Regulation M. Prior to the completion of the distribution of the Offered Shares, the Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. Prior to the completion of the distribution of the Offered Shares, if the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Underwriters (or, if later, at the time stated in the notice), the Company will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

The Underwriters, may, in their discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 5. Additional Covenants of the Selling Shareholder. The Selling Shareholder further covenants and agrees with the Underwriters as follows:

A. Agreement Not to Offer or Sell Additional Shares. The Selling Shareholder will not, (and will cause any spouse or immediate family member of the spouse or such Selling Shareholder living in his household not to) without the prior written consent of the Underwriters (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Exchange Act) by the Selling Shareholder, or publicly announce the Selling Shareholder’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the last day of the Lock-up Period. The foregoing sentence shall not apply to (1) the Optional Shares to be sold hereunder or (2) a transfer by the Selling Shareholder to an affiliate or by gift, will or intestate succession, to the immediate family of the Selling Shareholder or to a trust the beneficiaries of which are exclusively the Selling Shareholder and/or a member or members of his immediate family, provided that such transferor agrees in writing to be bound for the Lock-up Period.

B. No Stabilization or Manipulation; Compliance with Regulation M. Prior to the completion of the distribution of the Optional Shares, the Selling Shareholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Optional Shares or otherwise, and the Selling Shareholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. Prior to the completion of the distribution of the Optional Shares, if the limitations of Rule 102 do not apply with respect to the Optional Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Underwriters (or, if later, at the time stated in the notice), the Selling Shareholder will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

C. Delivery of Forms W-9. The Selling Shareholder agrees to deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9.

The Underwriters, may, in their discretion, waive in writing the performance by the Selling Shareholder of any one or more of the foregoing covenants or extend the time for their performance.

Section 6. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the Transfer Agent, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus and any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees and reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Underwriters, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations, determinations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares, (viii) the fees and expenses associated with listing the Offered Shares on The Nasdaq Global Select Market and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 6 or Section 9, Section 10 and Section 11 hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

The Selling Shareholder further agrees with the Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of its obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for the Selling Shareholder and (ii) expenses and taxes incident to the sale and delivery of the Optional Shares to be sold by the Selling Shareholder to the Underwriter hereunder.

This Section 6 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Shareholder, on the other hand.

Section 7. Covenant of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Underwriters that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriters.

Section 8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriter to purchase and pay for the Firm Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, the Firm Closing Date or each Option Closing Date, as applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder set forth in Section 1 and Section 2 hereof, respectively, as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of the First Closing Date and each Option Closing Date, as applicable, as though then made, to the timely performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

A. Comfort Letters.

(a) On the date hereof, the Underwriters shall have received from Deloitte & Touche LLP, independent certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information incorporated by reference in the Registration Statement, Time of Sale Prospectus, and the Prospectus, and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and the Exchange Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X; and

(b) On or prior to the First Closing Date, the Underwriters shall have received from each of (i) Ryder Scott Company, L.P., (ii) RSP Energy Limited, (iii) Collarini Associates and

(iv) DeGolyer & MacNaughton, a letter dated as of the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, stating the conclusions and findings of such firm with respect to the oil and natural gas reserves of the Company.

B. Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(a) the Company shall have filed the Prospectus with the Commission (including the information previously omitted from the Registration Statement pursuant to Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(b) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(c) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

C. No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(a) in the judgment of the Underwriters, there shall not have occurred, except as contemplated by the Prospectus, any Material Adverse Change; and

(b) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

D. Opinions of Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Underwriters shall have received the opinion of Jackson Walker L.L.P., counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

E. Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Underwriters shall have received the opinion of Porter & Hedges, L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.

F. Officers’ Certificate. On each of the First Closing Date and each Option Closing Date the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsections (B)(b) and (C)(b) of this Section 8, and further to the effect that:

(a) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(b) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(c) the Company has complied with all the agreements and covenants hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

G. Bring-down Comfort Letters. On each of the First Closing Date and each Option Closing Date, the Underwriters shall have received from:

(a) Deloitte & Touche LLP, independent certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (A)(a) of this Section 8, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and

(b) from each of (i) Ryder Scott Company, L.P., (ii) RSP Energy Limited, (iii) Collarini Associates and (iv) DeGolyer & MacNaughton, a letter dated such date, in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (A)(b) of this Section 8.

H. Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Underwriters an agreement in the form of Exhibit C hereto from each of the Company’s directors and executive officers (other than T. Paul Bulmahn), and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

I. Opinion of Counsel for the Selling Shareholder. On the First Closing Date (or the applicable Option Closing Date), the Underwriters shall have received the opinion of Jackson Walker L.L.P., counsel for the Selling Shareholder, the form of which is attached as Exhibit B, dated as of such Closing Date.

J. Selling Shareholder’s Certificate. On the First Closing Date (or the applicable Option Closing Date), the Underwriters shall receive a written certificate executed by the Selling Shareholder, dated as of such Closing Date, to the effect that:

(a) the representations and warranties of the Selling Shareholder set forth in Section 2 of this Agreement are true and correct with the same force and effect as though expressly made by the Selling Shareholder on and as of such Closing Date; and

(b) the Selling Shareholder has complied with all the agreements and covenants and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

K. Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6, Section 9, Section 10 and Section 11 shall at all times be effective and shall survive such termination.

Section 9. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Underwriters pursuant to Section 8 (other than (B)(c) or (E)), or if the sale to the Underwriters of the Offered Shares on the First Closing Date (or the applicable Option Closing Date) is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 10. Indemnification.

A. Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 430B, as applicable, under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Underwriters) as such expenses are reasonably incurred by such Underwriter or such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement, the Time of Sale Prospectus, any such free writing prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Underwriters to the Company consists of the information described in subsection (C) below. The indemnity agreement set forth in this Section 10(A) shall be in addition to any liabilities that the Company may otherwise have.

B. Indemnification of the Underwriters by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless the Underwriters, their officers and employees, and each person, if any, who controls the Underwriters within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriters or such controlling persons may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriters and each such controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Underwriters) as such expenses are reasonably incurred by the Underwriters or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall only apply in each case to the extent but only to the extent such losses, claims, damages, liabilities, expenses or actions are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Selling Shareholders furnished to the Company in writing by such Selling Shareholder expressly for use therein as specified in Section 2(g). The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that the Selling Shareholder may otherwise have.

C. Indemnification of the Company, its Directors and Officers and the Selling Shareholder. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signed the Registration Statement, the Selling Shareholder, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, or controlling person, or the Selling Shareholder may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act, the Prospectus (or such amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or the Selling Shareholder by the

Underwriters expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person, or the Selling Shareholders, for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person, or the Selling Shareholder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Selling Shareholder hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Selling Shareholder expressly for use in the Registration Statement, Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 430B or Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and as set forth in the third and ninth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 10(D) shall be in addition to any liabilities that the Underwriters may otherwise have.

D. Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 10 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

E. Settlements. The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

Section 11. Contribution. If the indemnification provided for in Section 10 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholder, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10(C), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10(C) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10(C) for purposes of indemnification.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take account of the equitable considerations referred to in this Section 11.

Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute pursuant to this Section 11 are several, and not joint, in proportion to their respective underwriting commitments. For purposes of this Section 11, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 12. Termination of this Agreement. The Underwriters, by notice given to the Company and the Selling Shareholder, shall have the right to terminate this Agreement at any time prior to the First Closing Date or to terminate the obligations of the Underwriters to purchase the Optional Shares at any time prior to the Option Closing Date, as the case may be, if at any time (i)(a) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by The Nasdaq Global Select Market or (b) trading in securities generally on either The Nasdaq Global Select Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriters is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or to enforce contracts for the sale of securities; or (iv) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriters may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company and the Selling Shareholder to any Underwriter, except that the Company and the Selling Shareholder shall be obligated to reimburse the expenses of the Underwriters to the extent provided in Sections 6 and 9 hereof, (b) any Underwriter to the Company or the Selling Shareholder, or (c) of any party hereto to any other party except that the provisions of Section 10 and Section 11 shall at all times be effective and shall survive such termination.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriters:

Johnson Rice & Company L.L.C.

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

Facsimile: (504) 566-0742

Attention: Gregory L. Miner

Howard Weil Incorporated

Energy Centre

1100 Poydras Street, Suite 3500

New Orleans, Louisiana 70163

Facsimile: (504) 582-2675

Attention: Jefferson G. Parker, President

with a copy to:

Porter & Hedges, L.L.P.

1000 Main Street, 36th Floor

Houston, Texas 77002

Facsimile: (713) 226-6274

Attention: Robert G. Reedy

If to the Company:

ATP Oil & Gas Corporation

4600 Post Oak Place, Suite 200

Houston, Texas 77027

Facsimile: (713) 622-5101

Attention: Albert L. Reese, Jr.

with a copy to:

Jackson Walker L.L.P.

1401 McKinney St., Suite 1900

Houston, Texas 77010

Facsimile: (713) 308-4152

Attention: Richard Roth

If to the Selling Shareholder:

T. Paul Bulmahn

4600 Post Oak Place, Suite 200

Houston, Texas 77027

Facsimile: (713) 622-5101

with a copy to:

Jackson Walker L.L.P.

1401 McKinney St., Suite 1900

Houston, Texas 77010

Facsimile: (713) 308-4152

Attention: Richard Roth

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 10 and Section 11, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 10 and the contribution provisions of Section 11, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 10 and 11 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Signature Pages Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ATP OIL & GAS CORPORATION

By:	/s/ T. Paul Bulmahn
Name:	T. Paul Bulmahn
Title:	Chairman and President

SELLING SHAREHOLDER

/s/ T. Paul Bulmahn
T. Paul Bulmahn

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

JOHNSON RICE & COMPANY L.L.C.

By:	/s/ Gregory L. Miner
Name:	Gregory L. Miner
Title:	Equity Member

HOWARD WEIL INCORPORATED

By:	/s/ Jefferson G. Parker
Name:	Jefferson G. Parker
Title:	President

[Signature page to Underwriting Agreement]

SCHEDULE A

Schedule of Free Writing Prospectuses included in the Time of Sale Prospectus

- Free Writing Prospectus dated November 15, 2007

SCHEDULE B

Subsidiaries of the Company

ATP Energy, Inc.	Texas
ATP Oil & Gas (UK) Limited	United Kingdom
ATP Oil & Gas Netherlands, B.V.	Netherlands

SCHEDULE C

Capitalization of the Company

The total number of shares of all classes of capital stock that the Company has the authority to issue is 110,000,000 shares, consisting of (a) 100,000,000 shares of common stock, par value $.001 per share, and (b) 10,000,000 shares of preferred stock, par value $.001 per share. As of November 14, 2007, the Company had outstanding: (i) 30,632,351 shares of common stock (excluding 773,069 shares issuable upon the exercise of outstanding stock options awarded under the Company’s 2000 Stock Plan) and (ii) no shares of preferred stock.

FORM OF OPINION OF COUNSEL

(Jackson Walker L.L.P.)

1.	The Company is validly existing as a corporation and in good standing under the laws of the State of Texas.

2.	The Company has the corporate power and authority to own its properties and to otherwise carry on its business under the laws of the State of Texas and its Amended and Restated Articles of Incorporation and Amended and Restated Bylaws as described in the Registration Statement, Prospectus and Time of Sale Prospectus, and to execute, deliver and perform its obligations under the Underwriting Agreement.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.	The execution and delivery of the Underwriting Agreement by the Company do not and the performance by the Company of its obligations under the Underwriting Agreement (except as contemplated by the Registration Statement, the Prospectus or Time of Sale Prospectus) will not, (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, Quarterly Report on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 or any of the Company’s subsequent Current Reports on Form 8-K (the “Filed Exhibits”), (ii) result in a violation of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of the Company, (iii) result in the violation of any law, rule or regulation of any Included Law or (iv) result in any violation of any order, writ, judgment or decree of any governmental authority known to such counsel and identified in a schedule to such counsel’s opinion, except in the case of clause (i) as could not reasonably be expected to have a Material Adverse Change.

5.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Federal or state governmental authority or agency is legally required for the due execution and delivery of the Underwriting Agreement by the Company and the performance by the Company of its obligations under the Underwriting Agreement except for (i) those that have been obtained or made, (ii) those required under Federal and state securities laws or blue sky laws and (iii) those that may be required under the rules and regulations of The NASDAQ Stock Market.

6.	The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $.001 per share. The Common Stock conforms as to legal matters to the descriptions thereof contained in the Registration Statement, the Prospectus and the Time of Sale Prospectus under the heading “Description of Capital Stock.”

7.	The holders of outstanding shares of capital stock, or securities convertible into shares of capital stock, of the Company are not entitled to any preemptive rights under the Company’s Amended and Restated Articles of Incorporation, the Texas Business Corporation Act or any Filed Exhibit.

8.	The form of stock certificate used to evidence the Securities is in a form that complies in all material respects with all applicable statutory requirements under the Texas Business Corporation Act.

9.	The Registration Statement has been become effective under the Securities Act and the Prospectus was filed with the Commission pursuant to Rule 424(b)(5) on November 15, 2007 and, based upon telephonic conversations with the Commission, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending before or contemplated by the Commission.

10.	The Registration Statement and the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, including the documents incorporated by reference therein, in each case as of their respective effective or issue dates (other than (i) the financial statements and notes thereto and schedules included or incorporated by reference therein or omitted therefrom, (ii) the summary reserve report of the independent petroleum engineers included or incorporated by reference therein, or (iii) the other financial, statistical or reserve engineering data contained therein or omitted therefrom, as to which such counsel expresses no opinion) appeared on their faces to have complied as to form in all material respects with the requirements of the Securities Act.

11.	The statements in the Prospectus and the Time of Sale Prospectus under the caption “Description of Capital Stock,” in so far as such statements purport to summarize certain provisions of the documents and legal matters referred to therein, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

12.	No holder of any security of the Company has the right, which has not been waived, under any Filed Exhibit to require the registration under the Securities Act of any sale of securities issued by the Company, by reason of the filing or effectiveness of the Registration Statement.

13.	The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Negative Assurance

Based on such counsel’s participation in such conferences and conversations, such counsel’s review of such records and documents as described above, such counsel’s understanding of the U.S. Federal securities laws and the experience such counsel has gained in its practice thereunder, such counsel advises you that no information has come to its attention that causes it to believe that (1) the Registration Statement, and at the time it became effective and at the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus, at the time the Prospectus Supplement was filed with the Commission and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Time of Sale Prospectus or the Prospectus, (iii)

representations and warranties and other statements of fact included in the Filed Exhibits, (iv) any oil and natural gas reserve information in the Registration Statement or the Prospectus and (v) the exclusion from the Time of Sale Prospectus of any pricing information (and directly related disclosure) included in the Prospectus.

Such opinion shall be limited to the law of the State of Texas and the Federal securities law of the United States.

FORM OF OPINION FOR THE SELLING SHAREHOLDER

(Jackson Walker L.L.P.)

1.	The Underwriting Agreement has been duly executed and delivered by the Selling Shareholder.

2.	Assuming that (i) the Selling Shareholder has delivered to the Transfer Agent a stock power endorsed in blank with respect to the Optional Shares, (ii) the Selling Shareholder has authorized the Transfer Agent to use the stock power to transfer the Optional Shares to the Underwriter or as directed by the Underwriter and the Optional Shares have been so transferred and issued, (iii) the Transfer Agent has acknowledged that it holds the Optional Shares that were formerly owned by the Selling Shareholder for the account of the Underwriter, (iv) the Underwriter purchased the Optional Shares pursuant to the Agreement by making payment therefor as provided therein, and (v) and neither the Underwriter nor the Transfer Agent has granted a security interest in the Optional Shares, the Underwriter will have acquired a security entitlement with respect to the Optional Shares purchased by the Underwriter, and an action based on an adverse claim to such Optional Shares may not be asserted against the Underwriter with respect to such Offered Shares if the Underwriter does not have notice of the adverse claim. As used in this paragraph, terms defined in Article 8 of the Uniform Commercial Code of the State of New York (the “NY UCC”) shall have the meanings set forth therein, including, without limitation, the terms “adverse claim,” “notice of an adverse claim,” “securities account,” “securities intermediary” and “security entitlement,” which are defined in Sections 8-102(a)(1), 8-105(a), 8-501(a), 8-102(a)(14) and 8-102(a)(17) of the NY UCC, respectively. For purposes of this paragraph, we have assumed that the securities intermediary’s jurisdiction, as contemplated by Section 8-110 of the NY UCC, is the State of New York, and that all issues under this paragraph are governed by the laws of the State of New York.

3.	No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental authority or agency is required for the performance by the Selling Shareholder of its obligations under the Agreement except such as have been already obtained, those required under federal or state securities laws and those that may be required under the rules and regulations of FINRA.

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November 14, 2007

Johnson Rice & Company L.L.C.

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

Howard Weil Incorporated

Energy Centre

1100 Poydras Street, Suite 3500

New Orleans, Louisiana 70163

RE:	ATP Oil & Gas Corporation (the “Company”)

Ladies & Gentlemen:

Each of the undersigned is an owner of record or beneficially of certain shares of common stock, par value $.001 per share, of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares. The Company proposes to carry out a public offering of Shares (the “Offering”) for which you will act as the underwriters. Each of the undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into an underwriting arrangement with the Company with respect to the Offering.

In consideration of the foregoing, each of the undersigned (each, a “Participating Person” and collectively, the “Participating Persons”) hereby agrees that such Participating Person will not, (and will cause any spouse or immediate family member of the spouse or such Participating Person living in such Participating Person’s household (a “Family Member”) not to), without the prior written consent of Johnson Rice & Company L.L.C. and Howard Weil Incorporated (together, the “Underwriters”), which consent may be withheld in its sole discretion, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by such Participating Person (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus (as defined in the Underwriting Agreement relating to the Offering to which the Company is a party) (the “Lock-Up Period”); provided, further, that the foregoing restrictions shall not apply to the transfer of any or all of the Shares owned by such Participating Person, either during such Participating Person’s lifetime or on death, by gift, will or intestate succession, to the immediate family of such Participating Person or to a trust the beneficiaries of which are exclusively such Participating Person and/or a member or members of such Participating Person’s immediate family (a “Trust”); provided, further, that the foregoing restrictions shall not apply to the transfer by such Participating Person to an affiliate (an “Affiliate”); provided, however, that in any such case, it shall be a condition to such transfer that the transferee executes and delivers to the Underwriters an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this letter agreement, and there shall be no further transfer of such Shares, except in accordance with this letter agreement.

Each Participating Person also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or securities convertible into or exchangeable or exercisable for Shares held by such Participating Person except in compliance with the foregoing restrictions.

The restrictions set forth herein will not apply to aggregate sales or other dispositions of Shares by all Participating Persons, and their respective Family Members, Trusts and Affiliates, not in excess of 250,000 Shares. Prior to any proposed sale or other disposition by any Participating Person, or their respective Family Members, Trusts and Affiliates, pursuant to the exception set forth in the immediately preceding sentence, such Participating Person, both for itself and on behalf of their respective Family Members, Trusts and Affiliates, shall notify the Company and the Underwriters of such proposed sale or other disposition at least three trading days prior to the proposed date thereof and shall consummate such sale or other disposition only upon receipt of written confirmation from the Company and the Underwriters that such sale or other disposition will not, when taken together with all other sales and other dispositions by all Participating Persons or their respective Family Members, Trusts and Affiliates pursuant to such exception, exceed 250,000 Shares.

With respect to the Offering only, such Participating Person waives any registration rights relating to registration under the Securities Act of any Shares owned either of record or beneficially by such Participating Person, including any rights to receive notice of the Offering.

It is understood that, if the Underwriting Agreement does not become effective by November 30, 2007, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, such Participating Person shall be released from all obligations under this letter.

This agreement is irrevocable and will be binding on each Participating Person and the respective successors, heirs, personal representatives, and assigns of each Participating Person. This agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

[Signature Pages Follow]

3

Gerald W. Schlief

Albert L. Reese, Jr.

Leland E. Tate

Keith R. Godwin

John E. Tschirhart

Gerard J. Swonke

Arthur H. Dilly

Robert C. Thomas

Walter Wendlandt

Chris A. Brisack

Burt A. Adams

George R. Edwards

Robert J. Karow

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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